                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

================================================================================


                            SERIES 2002-CC SUPPLEMENT
                           Dated as of October 9, 2002

                                       to

              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
   Dated as of September 30, 1993, amended and restated as of August 1, 2002

                            CAPITAL ONE MASTER TRUST

                                 SERIES 2002-CC

                                      among

                                CAPITAL ONE BANK
                                    Servicer

                            CAPITAL ONE FUNDING, LLC
                                   Transferor

                                       and

                              THE BANK OF NEW YORK
                                     Trustee
                on behalf of the Series 2002-CC Certificateholder



================================================================================

                               TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                   Creation of the Series 2002-CC Certificate

Section 1.01.   Designation................................................   1

                                   ARTICLE II
                                   Definitions

Section 2.01.   Definitions................................................   2

Section 2.02.   Amendment to Section 2.08 of the Agreement.................   7

                                   ARTICLE III
                              Servicer and Trustee

Section 3.01.   Servicing Compensation.....................................   8

                                   ARTICLE IV
                 Rights of Series 2002-CC Certificateholders and
                   Allocation and Application of Collections

Section 4.01.   Collections and Allocations................................   8

Section 4.02.   Application of Available Funds and Available Investor
                Principal Collections......................................  10

Section 4.03.   Excess Finance Charges.....................................  10

Section 4.04.   Shared Principal Collections...............................  10

Section 4.05.   Collections of Finance Charge Receivables Allocable to
                Segregated Transferor Interest.............................  11

                                    ARTICLE V
         Distributions and Reports to Series 2002-CC Certificateholders

Section 5.01.   Distributions..............................................  11

Section 5.02.   Reports and Statements to Series 2002-CC
                Certificateholders.........................................  11

                                   ARTICLE VI
                            Additional Pay Out Events

Section 6.01.   Additional Pay Out Events..................................  12

                                   ARTICLE VII
                                   [Reserved]

                                  ARTICLE VIII
                               Final Distributions

Section 8.01.   Transfer of Receivables or Certificateholders' Interest
                pursuant to Section 2.06 or 10.01 of the Agreement.........  13

Section 8.02.   Distribution of Proceeds of Sale, Disposition or
                Liquidation of the Receivables pursuant to Section 9.02
                of the Agreement...........................................  14

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                   ARTICLE IX
                               Sale of Receivables

Section 9.01.   Sale of Receivables........................................  15

                                    ARTICLE X
                                  New Issuances

Section 10.01.  New Issuances..............................................  15

                                   ARTICLE XI
                            Miscellaneous Provisions

Section 11.01.  Ratification of Agreement..................................  15

Section 11.02.  Counterparts...............................................  15

Section 11.03.  GOVERNING LAW..............................................  15

Section 11.04.  Certain Tax Related Amendments.............................  16

Section 11.05.  Treatment of Noteholders...................................  16

Section 11.06.  Transfer of the Series 2002-CC Certificate.................  16

                               TABLE OF CONTENTS
                                  (continued)

EXHIBITS
--------

EXHIBIT A       Form of Series 2002-CC Certificate

EXHIBIT B       Form of Monthly Certificateholders' Statement

EXHIBIT C       Form of Monthly Servicing Officer's Certificate

EXHIBIT D       List of Account Designation

     SERIES 2002-CC SUPPLEMENT, dated as of October 9, 2002 (the "Supplement"), among CAPITAL ONE BANK, a Virginia savings bank, as the Servicer, CAPITAL ONE FUNDING, LLC, a Virginia limited liability company, as the Transferor, and THE BANK OF NEW YORK, a New York banking corporation, as the Trustee.

     Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002 (as amended and restated and as amended and supplemented, the "Agreement"), among the Transferor, the Servicer and the Trustee, the Transferor has created Capital One Master Trust (the "Trust"). Section 6.03 of the Agreement provides that the Transferor may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

     Pursuant to this Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                   ARTICLE I

                   Creation of the Series 2002-CC Certificate

     Section 1.01. Designation.

     (a) There is hereby created a Series consisting of an Investor Certificate to be issued pursuant to the Agreement and this Supplement to be known as "Capital One Master Trust, Series 2002-CC." The Series 2002-CC Certificate shall be known as the "Asset Backed Certificate, Series 2002-CC." The Series 2002-CC Certificate shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

     (b) Series 2002-CC shall be included in Group One and shall be a Principal Sharing Series. Series 2002-CC shall not be subordinated to any other Series. Notwithstanding any provision in the Agreement or in this Supplement to the contrary, the first Distribution Date with respect to Series 2002-CC shall be the November 2002 Distribution Date.

     (c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

     (d) This Supplement is the Series 2002-CC Supplement referred to in the Transfer and Administration Agreement, dated as of October 9, 2002, among Capital One Multi-asset Execution Trust, as issuer, the Transferor, as transferor, Capital One Bank, as administrator, and The Bank of New York, as indenture trustee.

     (e) Except as expressly provided herein, (i) the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates and (ii) the provisions of Section 3.07 of the Agreement shall not apply to cause the Series 2002-CC Certificate to be treated as debt for federal, state and local income and franchise tax purposes, but rather the Transferor intends and, together with the Series 2002-CC Certificateholder, agrees to treat the Series 2002-CC Certificate for federal, state and local income and franchise tax purposes as representing an equity interest in the assets of the Trust.

                                   ARTICLE II

                                   Definitions

     Section 2.01. Definitions.

     (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

     "Adjusted Outstanding Dollar Principal Amount" shall have the meaning specified in the Indenture.

     "Asset Pool 1" shall mean the Asset Pool (as such term is defined in the Indenture) designated pursuant to the Asset Pool 1 Supplement.

     "Asset Pool 1 Excess Finance Charges" is defined in the Asset Pool 1 Supplement.

     "Asset Pool 1 Finance Charge Shortfall" is defined in the Asset Pool 1 Supplement.

     "Asset Pool 1 Principal Shortfall" is defined in the Asset Pool 1
Supplement.

     "Asset Pool 1 Supplement" shall mean the Asset Pool 1 Supplement to the Indenture, dated as of October 9, 2002, between Capital One Multi-asset Execution Trust, as issuer, and The Bank of New York, as indenture trustee, as amended and supplemented from time to time.

     "Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Collections of Finance Charge Receivables (other than Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to the Series 2002-CC Certificate (including any investment earnings that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement and this Supplement).

     "Available Investor Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) an amount equal to the Principal Allocation Percentage of all Collections of Principal Receivables received during such Monthly Period, plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period that are allocated to Series 2002-CC pursuant to Section 4.03 of the Agreement, plus (c) any Shared Principal Collections with respect to other Series that are allocated to Series 2002-CC in accordance with Section
4.04 of the Agreement and Section 4.04 hereof.

     "Certificate Representative" shall mean (a) if there is one Holder of the Series 2002-CC Certificate, such Holder or the designee of such Holder, and (b) if there is more than one Holder of the Series 2002-CC Certificate, the designee of the Holders of a majority of the outstanding principal balance of the Series 2002-CC Certificate.

     "Certificateholder Servicing Fee" shall have the meaning specified in
Section 3.01.

     "Collateral Certificate" shall have meaning specified in the Indenture.

     "Closing Date" shall mean October 9, 2002.

     "Cut-Off Date" shall mean October 1, 2002.

     "Excess Shared Principal Collections" shall mean the excess of the Shared Principal Collections over the aggregate amount of Principal Shortfalls for all Series, as defined in each related Supplement, which are Principal Sharing Series for such Distribution Date.

     "Finance Charge Shortfall" shall have the meaning specified in Section
4.03.

     "Floating Allocation Amount" shall mean, on any date of determination during any Monthly Period, an amount equal to the sum of the numerators used in the calculation of the Floating Allocation Percentage (as defined in the Asset Pool 1 Supplement) for all series of Notes for such Monthly Period minus the sum of the numerators used to calculate the floating allocation percentage (as defined in the related series supplement) for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     "Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Floating Allocation Amount as of the last day of the preceding Monthly Period and the denominator of which is the sum of (a) the total amount of Principal Receivables in the Trust as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Cut-Off Date) and (b) the principal amount on deposit in the Excess Funding Account as of the close of business on the last day of the preceding Monthly Period; provided, however, that the amount calculated above pursuant to clause (a) of the denominator shall be increased by the aggregate amount of Principal Receivables in Additional Accounts added to the Trust during such Monthly Period as though such Receivables had been added to the Trust as of the first day of such Monthly Period and decreased by the aggregate amount of Principal Receivables removed from the Trust during such Monthly Period as though such Receivables had been removed from the Trust as of the first day of such Monthly Period.

     "Group One" shall mean Series 2002-CC and each other series specified in the related Supplement to be included in Group One.

     "Indenture" shall mean the Indenture, dated as of October 9, 2002, between Capital One Multi-asset Execution Trust, as issuer, and The Bank of New York, as indenture trustee, as amended and supplemented from time to time.

     "Indenture Supplement" shall have the meaning specified in the Indenture.

     "Initial Invested Amount" shall mean, with respect to Series 2002-CC on any date of determination, the Principal Allocation Amount on such date of determination.

     "Insolvency Proceeds" shall mean any proceeds arising out of a sale, disposition or liquidation of Receivables (or interests therein) pursuant to subsection 9.02(a) of the Agreement.

     "Invested Amount" shall mean, with respect to Series 2002-CC, on any date of determination, an amount equal to the sum of the Nominal Liquidation Amounts for each tranche of Asset Pool 1 Notes Outstanding as of such date of determination minus the aggregate invested amounts (as defined in the related series supplement) for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     "Legal Maturity Date," with respect to any tranche of Asset Pool 1 Notes, shall have the meaning specified in the Indenture.

     "Monthly Interest Proxy Amount" shall mean, with respect to any Monthly Period, as determined on any date of determination, an amount equal to the amount that would be deposited into the Interest Funding sub-Accounts for all Outstanding Tranches of Notes for such Monthly Period minus the sum of the monthly interest proxy amounts, if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1 assuming, unless the Servicer shall have knowledge to the contrary, that (i) the Floating Allocation Amount on such date of determination will be the Floating Allocation Amount on each day remaining in such Interest Period and (ii) the rate at which amounts are deposited into the Interest Funding sub-Accounts for all Outstanding Tranches of Notes for such Monthly Period is 120% of the corresponding rate for the immediately preceding Interest Period.

     "Monthly Interest Target" shall mean, with respect to each Monthly Period, an amount equal to the aggregate Targeted Interest Deposit Amounts (as defined in the Asset Pool 1 Supplement) for all series of Asset Pool 1 Notes for such Monthly Period minus the sum of the monthly interest targets (as defined in the related series supplement), if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     "Monthly Principal Target" shall mean, with respect to each Monthly Period, an amount equal to the aggregate Targeted Principal Deposit Amounts (as defined in the Asset Pool 1 Supplement) for all series of Notes for such Monthly Period minus the sum of the monthly principal targets (as defined in the related series supplement), if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     "Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

     "Monthly Servicing Fee Proxy Amount" shall mean, with respect to any Monthly Period, as determined on any date of determination, an amount equal to the Monthly Servicing Fee calculated assuming, unless the Servicer shall have knowledge to the contrary, that the Floating Allocation Amount on such date of determination will be the Floating Allocation Amount on each day remaining in such Monthly Period.

     "Net Servicing Fee Rate" shall mean (a) so long as Capital One or The Bank of New York is the Servicer, 1.25% per annum and (b) if Capital One or The Bank of New York is no longer the Servicer, 2.0% per annum.

     "Netting Conditions" shall mean, with respect to any date of determination
(i) no Series 2002-CC Adverse Event shall have occurred and be continuing, (ii) the Servicer shall have a long-term unsecured debt rating of not lower than Baa3 by Moody's and (iii) all amounts required to be deposited by the Transferor into the Excess Funding Account shall be on deposit in the Excess Funding Account on such date of determination.

     "Nominal Liquidation Amount," with respect to any tranche of Notes, shall have the meaning specified in the Indenture or any supplement thereto.

     "Nonvariable Accumulation Series" shall mean each outstanding Series that is not a Variable Funding Series or a Variable Accumulation Series.

     "Note" shall mean any Asset Pool 1 Note (as defined in the Asset Pool 1 Supplement).

     "Outstanding" shall have the meaning specified in the Indenture.

     "Outstanding Dollar Principal Amount" shall have the meaning specified in the Indenture.

     "Permitted Assignee" shall mean any Person who, if it were the holder of an interest in the Trust, would not cause the Trust to be taxable as a publicly traded partnership for federal income tax purposes.

     "Principal Allocation Amount" shall mean, on any date of determination during any Monthly Period, an amount equal to the sum of the numerators used in the calculation of the Principal Allocation Percentage (as defined in the Asset Pool 1 Supplement) for all series of Notes for such Monthly Period minus the sum of the numerators used to calculate the principal allocation percentage (as defined in the related series supplement) for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     "Principal Allocation Percentage" shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Principal Allocation Amount for such date and the denominator of which is the greater of (a) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Cut-Off Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that the amount calculated above pursuant to clause (a) of the denominator shall be increased by the aggregate amount of Principal Receivables in Additional Accounts added to the Trust during such Monthly Period as though such Receivables had been added to the Trust as of the first day of such Monthly Period and decreased by the aggregate amount of Principal Receivables removed from the Trust during such Monthly Period as though such Receivables had been removed from the Trust as of the first day of such Monthly Period.

     "Principal Shortfall" shall have the meaning specified in Section 4.04.

     "Reallocation Amount" shall mean, with respect to any Monthly Period, the sum of the Reallocated Principal Amounts (as defined in the Asset Pool 1 Supplement) for Asset Pool 1 for such Monthly Period minus the sum of the reallocation amounts (as defined in the related series supplement), if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     "Reassignment Amount" shall mean, with respect to any Distribution Date, the sum of (a) the Adjusted Outstanding Dollar Principal Amount of all Notes on such Distribution Date, (b) the Monthly Interest Target with respect to the immediately preceding Monthly Period and (c) any other fees and expenses of the Indenture Trustee payable by the Capital One Multi-asset Execution Trust pursuant to the Indenture, each after giving effect to any deposits and distributions otherwise to be made on such Distribution Date minus the sum of the reassignment amounts (as defined in the related series supplement), if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     "Required Deposit Amount" shall mean, with respect to any Monthly Period, as determined on any date of determination, the sum of (a) the Monthly Interest Proxy Amount for the related Interest Period plus, (b) the Monthly Servicing Fee Proxy Amount for such Monthly Period and any Monthly Servicing Fee previously due but not distributed to the Servicer pursuant to the Indenture or any supplement thereto, plus (c) the Series Default Proxy Amount for such Monthly Period, plus (d) the aggregate amount of Nominal Liquidation Amount Deficits (as defined in the Asset Pool 1 Supplement), plus (e) any other amounts identified in the Asset Pool 1 Supplement minus the sum of the required deposit amounts (as defined in the related series supplement), if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     "Segregated Transferor Interest" shall mean a dollar amount of the Transferor Interest equal to the aggregate prefunded amounts on deposit in the principal funding accounts for each series of Notes minus the sum of the segregated transferor interests, if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1, as notified to the Servicer pursuant to Section 4.05.

     "Series 2002-CC" shall mean the Series of Investor Certificates, the terms of which are specified in this Supplement, represented by the Series 2002-CC Certificate.

          "Series 2002-CC Adverse Event" shall mean any of the following events:

               (i) a Pay Out Event with respect to Series 2002-CC;

               (ii) an Early Redemption Event as described in Section 4.01(a)(i) of the Card Series Indenture Supplement with respect to any Card Series Notes or similar early redemption event relating to excess spread amounts or portfolio yield as described in the Indenture Supplement for any other Outstanding Series of Notes in Asset Pool 1; or

          (iii) an Event of Default and acceleration as described in Section 601(a) or (b) of the Indenture with respect to any Outstanding Notes.

     "Series 2002-CC Certificate" shall mean the Certificate executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

     "Series 2002-CC Certificateholder" shall mean a Person in whose name the Series 2002-CC Certificate is registered in the Certificate Register.

     "Series 2002-CC Monthly Principal Payment" shall mean, with respect to each Monthly Period, an amount equal to the aggregate Monthly Principal Payments (as defined in the Asset Pool 1 Supplement) for each series of Notes for such Monthly Period minus the sum of the series monthly principal payments (as defined in the related series supplement), if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1 for such Monthly Period.

     "Series Default Proxy Amount" shall mean, with respect to any Monthly Period, as determined on any date of determination, an amount equal to 200% of the Asset Pool 1 Defaulted Amount (as defined in the Indenture or any supplement thereto) for the prior Monthly Period minus the sum of the series default proxy amounts (as defined in the related series supplement), if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1 for such Monthly Period.

     "Servicing Base Amount" shall have the meaning specified in Section 3.01.

     "Servicing Fee Rate" shall mean 2.00%.

     "Subordinated Interest Percentage" means, with respect to any date of determination during any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the sum of the numerators used in the calculation of the Principal Allocation Percentage (as defined in the related Indenture Supplements) for such date calculated for those Notes that are subordinated to any senior Notes and the denominator of which is the sum of the numerators used in the calculation of the Principal Allocation Percentage (as defined in the related Indenture Supplements) for such date calculated for all the Notes.

     "Targeted Reallocation Deposit" shall mean, with respect to each Monthly Period, an amount equal to the excess, if any, of (a) the sum of (i) the Monthly Interest Proxy Amount for the related Interest Period, plus (ii) the Monthly Servicing Fee Proxy Amount for such Monthly Period and any Monthly Servicing Fee previously due but not distributed to the Servicer pursuant to the Indenture or any supplement thereto, minus (iii) the sum of the targeted reallocation deposit, if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1 over (b) the aggregate amount of Collections of Finance Charge Receivables allocated to the Series 2002-CC Certificateholders for the preceding Monthly Period assuming, unless the Servicer shall have knowledge to the contrary, that the Floating Allocation Amount on such date of determination was the Floating Allocation Amount for each day during such preceding Monthly Period.

     "Termination Date" shall mean the date designated by the Transferor following the last Legal Maturity Date of any series, class or tranche of Asset Pool 1 Notes.

     "Variable Accumulation Series" shall mean each outstanding Series, other than any Variable Funding Series, for which, pursuant to the terms of the related Supplement, at the time a determination is made pursuant to Section 4.03(f), the commencement date of the Accumulation Period may be changed.

     "Variable Funding Series" shall mean any Series designated in the related Supplement as a Variable Funding Series.

     (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Supplement or the Agreement with respect to Series 2002-CC, Moody's and Standard & Poor's and Fitch. As used in this Supplement and in the Agreement with respect to Series 2002-CC, "highest investment ratings category" shall mean (i) in the case of Standard & Poor's, A-1+, AAA, AAAm or AAAm-G, as applicable, (ii) in the case of Moody's, P-1 or Aaa, as applicable and (iii) in the case of Fitch, if rated by Fitch, F1+ or AAA, as applicable.

     (c) Notwithstanding any provision of the Agreement or this Supplement, the term "Paying Agent" when used in the Agreement or this Supplement with respect to Series 2002-CC, shall mean, the Paying Agent specified pursuant to the Agreement, and any successor paying agents with respect to the Series 2002-CC Certificate as the Transferor may appoint from time to time in accordance with the provisions of the Agreement.

     (d) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

     (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation."

     Section 2.02. Amendment to Section 2.08 of the Agreement. Subsection 2.08(c)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

     (a) Automatic Additional Accounts. (i) The Transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in paragraph (d) below, designate Eligible Accounts to be included as Accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts shall be deemed to include only revolving credit card accounts or other revolving credit accounts which (x) are originated by an Account Owner or any Affiliate of an Account Owner, (y) are of a type included as Initial Accounts or which have previously been included in any Addition which has been effected in accordance with all of the conditions specified in paragraph (d) below and (z) have a designation in the Transferor's credit card master file other than the designations listed on Exhibit D, as such exhibit may be supplemented, revised or amended in writing by the Transferor.

                                  ARTICLE III

                              Servicer and Trustee

     Section 3.01. Servicing Compensation. The share of the Servicing Fee allocable to the Series 2002-CC Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Floating Allocation Amount for the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to the product of (i) the Servicing Base Amount for the first Monthly Period, (ii) the Servicing Fee Rate and (iii) a fraction, the numerator of which is 22 and the denominator of which is 360. On each Distribution Date, but only if a Transferor or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange. The share of the Monthly Servicing Fee allocable to the Series 2002-CC Certificateholders (after giving effect to the distribution of Servicer Interchange, if any, to the Servicer) with respect to any Distribution Date (the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Certificateholder Servicing Fee shall be equal to the product of (i) the Servicing Base Amount for the first Monthly Period, (ii) the Net Servicing Fee Rate and (iii) a fraction, the numerator of which is 22 and the denominator of which is 360. The remainder of the Servicing Fee shall be paid by the Transferor or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Series 2002-CC Certificateholders be liable for the share of the Servicing Fee to be paid by the Transferor or the Certificateholders of any other Series.

                                   ARTICLE IV

                 Rights of Series 2002-CC Certificateholders and
                    Allocation and Application of Collections

     Section 4.01. Collections and Allocations.

     (a) Collections. The Servicer will apply, or will instruct the Trustee to apply, all funds on deposit in the Collection Account allocable to the Series 2002-CC Certificate as described in this Article IV.

     (b) Allocations of Collections of Finance Charge Receivables to the Series 2002-CC Certificateholders. Notwithstanding any provisions of Section 4.03 of the Agreement to the contrary, the Servicer shall, prior to the close of business on any Date of Processing during any

Monthly Period, allocate Collections of Finance Charge Receivables to the Series 2002-CC Certificateholders, for deposit into the Collection Account on such date and application as provided herein, in an amount equal to the product of (A) the Floating Allocation Percentage for such Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables received by the Servicer on the Date of Processing relating to such Date of Processing; provided that so long as the Netting Conditions are satisfied, after the date on which an amount of such Collections of Finance Charge Receivables equal to the Required Deposit Amount for such Monthly Period has been deposited into the Collection Account and allocated to the Series 2002-CC Certificateholders, any amounts in excess thereof may be withdrawn from the Collection Account and retained by the Servicer until applied pursuant to Section 4.02 on the related Distribution Date.

     (c) Allocations of Collections of Principal Receivables to the Series 2002-CC Certificateholders. Notwithstanding any provisions of Section 4.03 of the Agreement to the contrary, the Servicer shall, prior to the close of business on any Date of Processing during each Monthly Period, allocate Collections of Principal Receivables to the Series 2002-CC Certificateholders, for deposit into the Collection Account on such date and application as provided herein, in an amount equal to the product of (A) the Principal Allocation Percentage for such Monthly Period and (B) the aggregate amount of Collections of Principal Receivables received by the Servicer on such Date of Processing; provided that, so long as (x) a Pay Out Event with respect to Series 2002-CC shall not have occurred and be continuing and (y) an event as described in clause (ii) of the definition of Series 2002-CC Adverse Event shall not have occurred with respect to all Outstanding Notes, after the date on which an amount of such Collections of Principal Receivables equal to the sum of:

          (i) the Monthly Principal Target for such Monthly Period,

          (ii) an amount equal to the lesser of (i) the Targeted Reallocation Deposit, if any, on the related Distribution Date and (ii) the product of
     (x) the Principal Allocation Percentage for such Monthly Period, (y) the aggregate amount of Collections of Principal Receivables received by the Servicer on or prior to such Date of Processing and (z) the Subordinated Interest Percentage for such Monthly Period, and

          (iii) if any other Principal Sharing Series is outstanding and in its revolving period or accumulation period, the amount necessary to be treated as Shared Principal Collections, for such other Series, if any, on the related Distribution Date, has been deposited into the Collection Account and allocated to the Series 2002-CC Certificateholders, any amounts in excess thereof may be withdrawn from the Collection Account and paid to the Transferor, but only if (i) the Transferor's Participation Amount exceeds the Required Transferor's Interest and the aggregate amount of Principal Receivables exceeds the Required Principal Balance, and otherwise such amounts shall be deposited into the Excess Funding Account.

     In addition, on each Distribution Date, the Transferor will deposit in the Collection Account for application in accordance with Section 4.02 an amount equal to the lesser of (i) the product of (x) the Principal Allocation Percentage for such Monthly Period, (y) the aggregate amount of Collections of Principal Receivables received by the Servicer for such Monthly Period and (z) the Subordinated Interest Percentage for such Monthly Period, and (ii) the Reallocation

Amount for such Distribution Date minus the amount, if any, previously deposited in clause (c)(ii) above.

     Section 4.02. Application of Available Funds and Available Investor Principal Collections. The Servicer shall cause the Trustee to apply, on each Distribution Date, Available Funds and Available Investor Principal Collections with respect to such Distribution Date to make the following distributions:

     (a) On each Distribution Date, an amount equal to the Available Funds with respect to such Distribution Date will be distributed to the Series 2002-CC Certificateholders.

     (b) On each Distribution Date, an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

          (i) an amount equal to the Series 2002-CC Monthly Principal Payment for the related Monthly Period shall be distributed to the Series 2002-CC Certificateholders; and

          (ii) for each Distribution Date, after giving effect to paragraph (i) above, an amount equal to the balance, if any, of such Available Investor Principal Collections then on deposit in the Collection Account shall be treated as Shared Principal Collections and applied in accordance with
     Section 4.04 of the Agreement.

     Section 4.03. Excess Finance Charges. Series 2002-CC shall be included in Group One. Subject to Section 4.05 of the Agreement, Excess Finance Charges with respect to the Series in Group One for any Distribution Date will be allocated to Series 2002-CC in an amount equal to the product of (x) the aggregate amount of Excess Finance Charges with respect to all the Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2002-CC for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Series in Group One for such Distribution Date. The amount of Excess Finance Charges for Series 2002-CC for any Distribution Date shall be an amount equal to the Asset Pool 1 Excess Finance Charges minus the excess finance charges (as defined in the related series supplement), if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1. The "Finance Charge Shortfall" for Series 2002-CC for any Distribution Date will be equal to the Asset Pool 1 Finance Charge Shortfall minus the finance charge shortfall, if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     Section 4.04. Shared Principal Collections. Subject to Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 2002-CC in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Series for such Distribution Date and (y) a fraction, the numerator of which is the Principal Shortfall for Series 2002-CC for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Distribution Date. The "Principal Shortfall" for Series 2002-CC will be equal to, for any Distribution Date, the excess, if any, of the Asset Pool 1 Principal Shortfall minus the principal shortfall, if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1.

     Section 4.05. Collections of Finance Charge Receivables Allocable to Segregated Transferor Interest. The Certificate Representative may from time to time notify the Servicer of the existence of a prefunding target amount and of the amount of the Transferor Interest that is to be the Segregated Transferor Interest in an amount equal to the prefunded amounts on deposit in the Principal Funding Accounts (as defined in the Indenture and any supplement thereto) for any series of Notes minus the sum of the segregated transferor amounts, if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1. Prior to the close of business on the day any Collections are deposited in the Collection Account during the Monthly Period in which such notice was given from and after the date of such notice, the Servicer will:

     (a) allocate to the Segregated Transferor Interest and deposit in the Collection Account the aggregate amount of all Collections of Finance Charge Receivables allocable to the Segregated Transferor Interest with respect to such Monthly Period, and

     (b) on the following Distribution Date, (i) pay to the Series 2002-CC Certificateholders an amount equal to the lesser of (x) the aggregate amount deposited in the Collection Account pursuant to clause (a) above, and (y) the aggregate amount of all Prefunding Earnings Shortfalls (as defined in the Indenture and the related supplements thereto) for all tranches of Notes with respect to such Monthly Period minus the aggregate amount paid to the Capital One Multi-asset Execution Trust in respect of segregated transferor interest finance charge collections, if any, for each Collateral Certificate (other than the Series 2002-CC Certificate) included in Asset Pool 1 and (ii) pay to the Holder of the Transferor Interest an amount equal to any excess; provided, however, that within two (2) Business Days of the occurrence of an Insolvency Event, the aggregate amount deposited into the Collection Account pursuant to clause (a) on or prior to the occurrence of such Insolvency Event will, to the extent not previously paid to the Series 2002-CC Certificateholders, be paid to the Series 2002-CC Certificateholders.

                                   ARTICLE V

         Distributions and Reports to Series 2002-CC Certificateholders

     Section 5.01. Distributions.

     (a) On each Distribution Date, the Paying Agent shall distribute to the Certificate Representative the aggregate amount payable to the Series 2002-CC Certificateholders pursuant to Section 4.02 and Section 4.05 to the account of the Certificate Representative, as specified in writing by the Certificate Representative, in immediately available funds.

     (b) The distributions to be made pursuant to this Section 5.01 are subject to the provisions of Sections 2.06, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.01 and 8.02 of this Supplement.

     Section 5.02. Reports and Statements to Series 2002-CC Certificateholders.

     (a) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall make available for inspection upon request to each Series 2002-CC Certificateholder free of charge at the office of such Paying Agent a statement substantially in the form of Exhibit C prepared by the Servicer for a period of six months commencing on such Distribution Date.

     (b) Not later than each Determination Date, the Servicer shall deliver to the Certificate Representative, the Trustee, the Paying Agent, the Transferor and each Rating Agency (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit C.

                                   ARTICLE VI

                            Additional Pay Out Events

     Section 6.01. Additional Pay Out Events. If any one of the following events shall occur with respect to the Series 2002-CC Certificate:

     (a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of the Agreement or this Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform any other covenants or agreements of the Transferor set forth in the Agreement or this Supplement, which failure has a material adverse effect on the Holders of the Series 2002-CC Certificate and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Holder of the Series 2002-CC Certificate;

     (b) any representation or warranty made by the Transferor in the Agreement or this Supplement, or any information contained in the Account Schedule required to be delivered by the Transferor pursuant to Section 2.01 of the Agreement, shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Holder of the Series 2002-CC Certificateholder's Interest and as a result of which the interests of the Holders of the Series 2002-CC Certificate are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subsection 6.01(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

     (c) a failure by the Transferor to convey Receivables in Additional Accounts or Participation Interests to the Trustee within five Business Days after the day on which it is required to convey such Receivables or Participation Interests pursuant to subsection 2.08(a) of the Agreement;

     (d) any Servicer Default shall occur; or

     (e) a Transfer Restriction Event shall occur;

then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Investor Certificates of Series 2002-CC evidencing more than 50% of the aggregate unpaid principal amount of Investor Certificates by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the holders of Investor Certificates of Series 2002-CC) may declare that a Pay Out Event has occurred with respect to Series 2002-CC as of the date of such notice, and, in the case of any event described in subparagraph
(c) or (e) a Pay Out Event shall occur with respect to Series 2002-CC without any notice or other action on the part of the Trustee or holders of Investor Certificates of Series 2002-CC immediately upon the occurrence of such event.

                                  ARTICLE VII

                                   [Reserved]

                                  ARTICLE VIII

                               Final Distributions

     Section 8.01. Transfer of Receivables or Certificateholders' Interest pursuant to Section 2.06 or 10.01 of the Agreement.

          (a) Acquisition Price. (i) The amount to be paid by the Transferor with respect to Series 2002-CC in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

          (ii) The amount to be paid by the Transferor with respect to Series 2002-CC in connection with a reassignment of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement shall equal the sum of
     (x) the Reassignment Amount for the Distribution Date of such reassignment and (y) the excess, if any, of (I) a price equivalent to the average of bids quoted on the Record Date preceding the date of repurchase (or, if not a Business Day, on the next succeeding Business Day) by at least two recognized dealers selected by the Trustee at the written direction of the Servicer, for the purchase by such dealers of a security which is similar to the Notes with a remaining maturity approximately equal to the remaining maturity of the Notes and rated by each rating agency in the rating category originally assigned to the Notes over (II) the portion of the Reassignment Amount attributable to the Series 2002-CC Certificate.

     (b) Distributions Pursuant to Section 10.01 of the Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to subsection 8.01(a)(ii) or any amounts allocable to the Series 2002-CC Certificateholders' Interest deposited into the Collection Account pursuant to
Section 12.02, the Trustee shall, not later than 12:00 noon, Richmond, Virginia time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) the aggregate Outstanding Dollar Principal Amount of all Outstanding Asset Pool 1 Notes on such Distribution Date will be distributed to the Series 2002-CC Certificateholders and (ii) an amount equal to the Monthly Interest Target for such Distribution Date will be distributed to the Series 2002-CC Certificateholders. Notwithstanding anything to the contrary contained in this Supplement or the Agreement, the amount of any excess determined pursuant to paragraph (a)(ii)(y) shall be distributed to the Series 2002-CC Certificateholders.

     (c) Distributions Pursuant to Section 2.06 of the Agreement. With respect to any amounts deposited into the Collection Account pursuant to subsection 8.01(a)(i), the Trustee shall, not later than 12:00 noon, Richmond, Virginia time, on the related Distribution Date, distribute the portion of such amounts that are allocable to the Holders of the Series 2002-CC Certificate to the Series 2002-CC Certificateholder.

     (d) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.01(b) for payment to the Holders of the Series 2002-CC Certificate shall be deemed distributed in full to the Holders of the Series 2002-CC Certificate on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section
12.02 of the Agreement.

     Section 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables pursuant to Section 9.02 of the Agreement.

     (a) Not later than 12:00 noon, Richmond, Virginia time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to subsection 9.02(b) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date), deduct an amount equal to the aggregate Outstanding Dollar Principal Amount of all Outstanding Asset Pool 1 Notes on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Series 2002-CC Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (y) the Principal Allocation Percentage with respect to the related Monthly Period.

     (b) Not later than 12:00 noon, Richmond, Virginia time, on such Distribution Date, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Monthly Interest Target for such Distribution Date, from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Series 2002-CC Certificateholder, provided that the amount of such distribution shall not exceed the product of
(A) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and (B) the Floating Allocation Percentage with respect to the related Monthly Period.

     (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Holders of the Series 2002-CC Certificate shall be distributed in full to the Holders of the Series

2002-CC Certificate on the date on which funds are distributed to the applicable Paying Agents pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

     (d) Notwithstanding any provision of the Agreement or this Supplement, for purposes of subsection 9.02(a) of the Agreement, the Holders of the Series 2002-CC Certificate shall be deemed to have irrevocably disapproved a liquidation of the Receivables following an Insolvency Event with respect to the Transferor.

                                   ARTICLE IX

                               Sale of Receivables

     Section 9.01. Sale of Receivables. Upon notice to the Servicer and the Transferor by the Certificate Representative pursuant to the Indenture with respect to any tranche of accelerated Notes or any tranche of Notes which has reached its Legal Maturity Date, the Trustee will sell to a Permitted Assignee Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount specified by the Certificate Representative which shall be a portion of the Invested Amount of Series 2002-CC equal to the Nominal Liquidation Amount of the affected tranche of Notes, calculated as of the end of the prior Monthly Period (after giving effect to deposits and distributions otherwise to be made with respect to such Monthly Period, minus the aggregate amount of principal receivables to be sold upon the providing of a related notice by the trustee of another master trust or securitization special purpose entity which has transferred a Collateral Certificate to the Capital One Multi-asset Execution Trust for inclusion in Asset Pool 1). The proceeds from such sale shall be immediately paid to the Certificate Representative.

                                   ARTICLE X

                                  New Issuances

     Section 10.01. New Issuances. The obligation of the Trustee to authenticate the Investor Certificates of a new Series and to execute and deliver the related Supplement shall be subject to the conditions set forth in subsection 6.03(b) of the Agreement and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance.

                                   ARTICLE XI

                            Miscellaneous Provisions

     Section 11.01. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

     Section 11.02. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     Section 11.03. GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.04. Certain Tax Related Amendments. In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or this Supplement, this Supplement may be amended by the Transferor without the consent of the Servicer, the Trustee or any Series 2002-CC Certificateholder if the Transferor provides the Trustee with (i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (ii) a certificate that such amendment or modification would not materially and adversely affect any Series 2002-CC Certificateholder; provided, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified. Promptly after the effectiveness of any amendment pursuant to this Section 11.04, the Transferor shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

     Section 11.05. Treatment of Noteholders. Subject to subsection 8.02(d), for purposes of any provision of the Agreement or this Supplement requiring or permitting actions with the consent of, or at the direction of, Series 2002-CC Certificateholders holding a specified percentage of the aggregate unpaid principal amount of Series 2002-CC Certificate (a) each Noteholder (as defined in the Asset Pool 1 Supplement) will be deemed to be a Series 2002-CC Certificateholder; (b) each Noteholder will be deemed to be the Holder of an aggregate unpaid principal amount of the Series 2002-CC Certificate equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder's Notes; (c) each series of Notes under the Indenture will be deemed to be a separate Series of Investor Certificates and the Holder of a Note of such series will be deemed to be the Holder of an aggregate unpaid principal amount of such Series of Investor Certificates equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder's Notes of such series; (d) each tranche of Notes under the Asset Pool 1 Supplement will be deemed to be a separate Class of Investor Certificates and the Holder of a Note of such tranche will be deemed to be the Holder of an aggregate unpaid principal amount of such Class of Investor Certificates equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder's Notes of such tranche and (e) any Notes owned by the Capital One Multi-asset Execution Trust, the Transferor, the Servicer, any other holder of the Transferor Interest or any Affiliate thereof will be deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such consent or direction, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Transferor, the Servicer, any other holder of the Transferor Interest or any Affiliate thereof.

     Section 11.06. Transfer of the Series 2002-CC Certificate. After the Closing Date, the Series 2002-CC Certificate may not be sold, participated, transferred, assigned, exchanged or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Master Trust Trustee and the Owner Trustee of a Master Trust Tax Opinion and an Issuer Tax Opinion (each as defined in the Indenture), respectively, with respect thereto.

     IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              CAPITAL ONE BANK,
                                   Servicer

                              By:   /s/ Bonnie A. Seideman
                                  ----------------------------------------
                                   Name:  Bonnie A. Seideman
                                   Title: Manager of Securitization


                              CAPITAL ONE FUNDING, LLC,
                                   Transferor

                              By:   /s/ Bonnie A. Seideman
                                  ----------------------------------------
                                   Name:  Bonnie A. Seideman
                                   Title: President and Chief Executive Officer




                              THE BANK OF NEW YORK,
                                   as Trustee and not in its individual capacity


                              By:   /s/ Scott J. Tepper
                                 -----------------------------------------
                                   Name:  Scott J. Tepper
                                   Title: Assistant Vice President







                  [Signature Page to Series 2002-CC Supplement]

                                                                       EXHIBIT A

                               FORM OF CERTIFICATE

          THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2002-CC CERTIFICATE, AGREES THAT IT IS ACQUIRING THIS SERIES 2002-CC CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF AND THAT NEITHER THIS SERIES 2002-CC CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS SERIES 2002-CC CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS SERIES 2002-CC CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          No.__


                            CAPITAL ONE MASTER TRUST
                           SERIES 2002-CC CERTIFICATE
                    ASSET BACKED CERTIFICATE, SERIES 2002-CC

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard(R) and VISA(R) credit card receivables acquired by Capital One Funding, LLC and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                      (Not an interest in or obligation of
               Capital One Funding, LLC or any Affiliate thereof.)

     This certifies that __________________________ (the "Investor Certificateholder") is the registered owner of an Undivided Interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") existing in the consumer revolving credit card accounts and other consumer revolving credit accounts identified under the Pooling and Servicing Agreement from time to time (the "Accounts"), all Receivables generated under the Accounts from time to time thereafter, funds collected or to be collected from accountholders in respect of the Receivables, all funds which are from time to time on deposit in a Collection Account and in the Series Accounts, an interest in any Funds Collateral relating to

Secured Accounts, the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more series of Investor Certificates, the rights, remedies, powers, privileges and claims of the Transferor with respect to (A) the Receivables Purchase Agreement dated as of August 1, 2002 between Capital One Bank and Capital One Funding, LLC and (B) the Receivables Purchase Agreement dated as of August 1, 2002, between Capital One, F.S.B. and Capital One Funding, LLC, and all other assets and interests constituting the Trust Assets pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, as supplemented by the Series 2002-CC Supplement, dated as of October 9, 2002 (collectively, the "Pooling and Servicing Agreement"), by and between Capital One Funding, LLC, as Transferor (the "Transferor"), Capital One Bank, as Servicer (the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinbelow.

     To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Investor Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Investor Certificateholder by virtue of the acceptance hereof assents and by which the Investor Certificateholder is bound.

     Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Investor Certificate is qualified in its entirety by the terms and provisions of the Pooling and Servicing Agreement and reference is made to that Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee.

     Beginning on November 14, 2002 and on each Transfer Date thereafter, the Trustee shall distribute to the Investor Certificateholders of record as of the last Business Day of the calendar month preceding such Transfer Date such amounts as are payable pursuant to the Pooling and Servicing Agreement and as are requested by the certificate delivered to the Trustee by the Servicer pursuant to Section 5.01 of the Pooling and Servicing Agreement. The Series 2002-CC Termination Date is the earlier the occur of (i) the date designated by the Seller following the last occurring Legal Maturity Date of any tranche of Notes and (ii) the Trust Termination Date. Principal with respect to the Series 2002-CC Certificates will be paid under the circumstances described in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Investor Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

     This Investor Certificate shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

     This Investor Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

     IN WITNESS WHEREOF, Capital One Funding, LLC has caused this Series 2002-CC Certificate to be duly executed on this ___ day of _____________.

                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                 Form of Trustee's Certificate of Authentication

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Series 2002-CC Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                          THE BANK OF NEW YORK,
                            Trustee

                          By:
                                 ----------------------------------------------
                                 Authorized Signatory



Date:    __________ __, 2002

                                                                       EXHIBIT B

                            FORM OF MONTHLY STATEMENT
                            CAPITAL ONE MASTER TRUST
                                 SERIES 2002-CC

     Pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002 (hereinafter as such agreement may have been or may be from time to time, supplement, amended or otherwise modified, the "Pooling and Servicing Agreement"), among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer and The Bank of New York, as Trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of ________ __, ___, and with respect to the performance of the Trust during the month of ______
___ is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,0000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this monthly statement have their respective meanings set forth in the Pooling and Servicing Agreement.

                                                                       EXHIBIT C

                     FORM OF MONTHLY SERVICER'S CERTIFICATE

                                CAPITAL ONE BANK

                        --------------------------------

                            CAPITAL ONE MASTER TRUST
                                 SERIES 2002-CC

                        --------------------------------


     The undersigned, a duly authorized representative of Capital One Bank, as Servicer, pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002 (as amended and supplemented, the "Agreement"), as supplemented by the Series 2002-CC Supplement (as amended and supplemented, the "Series Supplement"), dated as of October 9, 2002, each among Capital One Bank, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee, does hereby certify as follows:

          1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement, as applicable.

          2. Capital One Bank is, as of the date hereof, the Servicer under the Agreement.

          3. The undersigned is a Servicing Officer.

          4. This Certificate relates to the Distribution Date occurring on
     ________.

          5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Sellers and Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None"].

          6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution Date.

          7. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Agreement [or, if there is a Lien, such Lien consists of_________].

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ______ day of __________, 20__.


                                                CAPITAL ONE BANK,
                                                   as Servicer

                                                By:_________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT D

                            CAPITAL ONE MASTER TRUST
                                 SERIES 2002-CC

                          LIST OF ACCOUNT DESIGNATIONS

Associate 18         Associate 302         Associate 408         Associate 773
Associate 19         Associate 303         Associate 409         Associate 774
Associate 20         Associate 308         Associate 410         Associate 777
Associate 21         Associate 309         Associate 411         Associate 780
Associate 31         Associate 310         Associate 412         Associate 785
Associate 33         Associate 311         Associate 413         Associate 786
Associate 42         Associate 312         Associate 414         Associate 869
Associate 54         Associate 313         Associate 415         Associate 870
Associate 77         Associate 314         Associate 416         Associate 871
Associate 79         Associate 332         Associate 417         Associate 874
Associate 85         Associate 333         Associate 433         Associate 875
Associate 87         Associate 336         Associate 439         Associate 876
Associate 91         Associate 337         Associate 440         Associate 877
Associate 100        Associate 338         Associate 508         Associate 878
Associate 101        Associate 339         Associate 509         Associate 879
Associate 102        Associate 345         Associate 567         Associate 880
Associate 103        Associate 347         Associate 568
Associate 104        Associate 360         Associate 570
Associate 105        Associate 361         Associate 571
Associate 106        Associate 367         Associate 572
Associate 107        Associate 368         Associate 573
Associate 108        Associate 369         Associate 574
Associate 109        Associate 370         Associate 575
Associate 120        Associate 371         Associate 576
Associate 121        Associate 372         Associate 577
Associate 122        Associate 373         Associate 578
Associate 123        Associate 374         Associate 579
Associate 185        Associate 375         Associate 620
Associate 186        Associate 376         Associate 621
Associate 190        Associate 390         Associate 622
Associate 191        Associate 391         Associate 623
Associate 195        Associate 392         Associate 624
Associate 196        Associate 393         Associate 706
Associate 197        Associate 394         Associate 770
Associate 198        Associate 395         Associate 771
Associate 199        Associate 407         Associate 772

                                       D-1